UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 1.02.  Termination of a Material Definitive Agreement

On May 17, 2019, Onconova Therapeutics, Inc. (the “Company”) entered into a common stock Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC (“Roth”) with respect to an at the market offering program (the “ATM Program”), under which the Company was permitted, from time to time in its sole discretion, to issue and sell through or to Roth, acting as agent or principal, up to $5,000,000 aggregate offering price of shares of the Company’s common stock, par value $0.01 per share (the “Placement Shares”). The issuance and sale of the Placement Shares by the Company under the Sales Agreement were required to be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-221684), originally filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2017 and declared effective by the SEC on December 28, 2017, and a related prospectus supplement filed with the SEC on May 17, 2019.  As of September 13, 2019, the Company did not sell any shares of common stock under the ATM program.

Effective September 13, 2019, the Company terminated the Sales Agreement and the related ATM Program.

The Company has decided to terminate the Sales Agreement because it does not intend to utilize the Sales Agreement to raise additional capital.  The Company will not incur any termination penalties as a result of its termination of the Sales Agreement.

A description of the terms and conditions of the Sales Agreement is set forth in the Company’s current report on Form 8-K filed with the SEC on May 17, 2019 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer

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